EXHIBIT 23(b)





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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-106879 of CEL-SCI Corporation on Form S-3/A of our report dated December 15, 2003, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

McLean, Virginia
December 15, 2003